SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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LIFEAPPS BRANDS, Inc.

(Name of Registrant As Specified in Its Charter)

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LIFEAPPS BRANDS, Inc.

2435 Dixie Highway

Wilton, FL 33305

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT

OF STOCKHOLDERS IN LIEU OF A MEETING

To the Stockholders of LifeApps Brands, Inc.:

Notice is hereby given that stockholders holding a majority of our outstanding shares of common stock, pursuant to a written consent, dated February 11, 2019, have authorized and approved an amendment of our Certificate of Incorporation to:

Increase our authorized capitalization from 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement. Our Board of Directors has unanimously approved the above actions.

The amendment to our Certificate of incorporation will not be effective until filed with the Delaware Secretary of State. We intend to file the amendment to our Certificate of incorporation not less than twenty (20) calendar days after the accompanying Information Statement is first furnished to our stockholders.

No action is required by you. The accompanying Information Statement is furnished to you only to inform you of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to you on or about ______________, 2019.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. The holders of a majority of our outstanding shares of common stock have voted to approve the actions described herein by written consent in lieu of a meeting. Such written consent is sufficient to satisfy the stockholder vote requirement under DELAWARE law, and no additional votes will consequently be needed to approve these actions.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

The Information Statement is also available at the Securities and Exchange Commission’s website, www.sec.gov.

Dated: February __, 2019	By Order of the Board of Directors,

/s/ Robert A. Blair
Robert A. Blair, Chief Executive Officer,
Chief Financial Officer and Director

LIFEAPPS BRANDS, Inc.

2435 Dixie Highway

Wilton, FL 33305

INFORMATION STATEMENT

______________, 2019

This Information Statement is being furnished to stockholders of LifeApps Brands, Inc., a Delaware corporation (“LifeApps,” the “Company,” “we,” “us,” or “our”) to advise them of corporate actions approved without a meeting by less than unanimous written consent of stockholders. This action is the adoption of an amendment (the “Charter Amendment”) to our certificate of incorporation (the “Certificate of Incorporation”) to increase our authorized capitalization from 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

The Charter Amendment requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon.

There are no rights of appraisal or similar rights of dissenters with respect to the Charter Amendment.

A copy of the Charter Amendment is attached to this Information Statement as Appendix A.

We are sending this Information Statement to our stockholders of record as of the close of business on February 11, 2019. As of such date, there were outstanding 268,342,922 shares of our common stock. The holders of our outstanding shares of common stock are entitled to one vote per share registered in their names on our books at the close of business on such date.

Our Board of Directors, by written consent on February 11, 2019, has approved, and stockholders holding an aggregate of 198,249,541 shares (approximately 74%) of our outstanding shares of common stock on that date, have consented in writing to, the Charter Amendment. Accordingly, all corporate actions necessary to authorize the Charter Amendment has been taken. Under Section 228 of the Delaware General Corporation Law (as the same may be supplemented or amended from time to time, the “DGCL”), any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize or take such action at a meeting. Prompt notice of the approval of the Charter Amendment must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting. This information statement constitutes the notice required by Section 228 of the DGCL.

In accordance with the regulations under the Securities Exchange Act of 1934, as amended, the Charter Amendment will not become effective until at least twenty (20) days after we have furnished this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file the Charter Amendment with the Delaware Secretary of State. The Charter Amendment will become effective upon its filing with the Delaware Secretary of State.

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our executive offices are located at 2435 Dixie Highway, Wilton, FL 33305.

This Information Statement is first being sent or given to the holders of our outstanding shares of common stock, our only class of voting securities outstanding, on or about February __, 2019. Each holder of record of shares of our shares of common stock at the close of business on February 11, 2019, is entitled to receive a copy of this Information Statement.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board of Directors and a majority of the stockholders entitled to vote. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:	WHY AREN’T WE HOLDING A MEETING OF STOCKHOLDERS?

A:	Our Board of Directors has already approved the Charter Amendment and has received the written consent of a majority of the voting interests entitled to vote on such actions. Under the DGCL these actions may be approved by the written consent of a majority of the voting interests entitled to vote on such matters. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q:	WHAT ARE THE PURPOSES OF THE INCREASE IN AUTHORIZED CAPITAL?

A:	The purposes of the Amendment are to authorize additional shares of common stock for general corporate purposes including, but not limited to, the raising of capital, for mergers and acquisitions, and to provide compensation that is not payable in cash. At the present time, we have no plans, proposals or arrangements, written or otherwise, to issue any of the shares of our common stock that will become available as a result of the increase in our authorized common stock other than the issuance of shares pursuant to (i) the automatic exercises (the “Management Warrant Exercises”) of certain common stock purchase warrants that were issued to members of our management on January 25, 2019 in connection with and at the time of the closing under the January 25, 2019 Securities Exchange Agreement among us, LGBT Loyalty LLC, a New York limited liability company and Maxim Partners, LLC, a New York limited liability company (the “Securities Exchange Agreement”); and (ii) the automatic conversion (the “Preferred Stock Conversion”) of our Series A Convertible Preferred Stock issued in connection with and the time of closing under the Securities Exchange Agreement.

Q:	CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:	No. Under the DGCL, you are not entitled to appraisal and purchase of your stock as a result of the Charter Amendment.

Q:	WHO WILL PAY THE COSTS OF THE CHARTER AMENDMENT?

A:	We will pay all of the costs of the Charter Amendment, including distributing this Information Statement. To the extent applicable, we may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our shares of common stock. We are not soliciting any proxies and will not contract for other services in connection with the stockholder action approving the Charter Amendment.

AMENDMENT OF CERTIFICATE OF INCORPORATION

Our Board of Directors and stockholders holding a majority of our outstanding shares of common stock (the “Majority Stockholders”) have approved the Charter Amendment to increase our authorized capitalization from 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, to 1,000,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is furnished to our stockholders, the Charter Amendment effectuating the above-described amendments with the Delaware Secretary of State. The Charter Amendment will become effective on the date it is accepted for filing with the Delaware Secretary of State. It is presently contemplated that such filing will be made on or after March __, 2019.

INCREASE IN AUTHORIZED CAPITAL STOCK

Our Certificate of Incorporation authorizes us to issue 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors and the Majority Stockholders have approved the Charter Amendment to increase our authorized capitalization to 1,000,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, there are 268,342,922 shares of common stock issued and outstanding and one share of Series A Convertible Preferred Stock issued and outstanding.

The increase in authorized capital will not have any immediate effect on the rights of our existing stockholders. However, our Board of Directors will have the authority to issue authorized shares of common stock or preferred stock at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without requiring future stockholder approval of such issuances, except as may be required by applicable law or applicable stock exchange regulations. At the present time, we have no plans, proposals or arrangements, written or otherwise, to issue any of the shares of our common stock that will become available as a result of the increase in our authorized common stock other than in connection with the Management Warrant Exercises and Preferred Stock Conversion.

Description of Securities

Common Stock

We are a Delaware corporation, and our affairs are governed by our Certificate of Incorporation, our by-laws and the DGCL. The following are summaries of material provisions of our Certificate of Incorporation and the DGCL insofar as they relate to the material terms of our shares of common stock. The following summary description relating to our share capital does not purport to be complete and is qualified in its entirety by our Certificate of Incorporation and by-laws.

Our Board of Directors believes that the increase in authorized shares of common stock is desirable in order to provide us with a greater degree of flexibility to issue shares of common stock, without the expense and delay of a special stockholders’ meeting, in connection with future equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes. At the present time, we have no plans, proposals or arrangements, written or otherwise, to issue any of the shares of our common stock that will become available as a result of the increase in our authorized common stock other than in connection with the Management Warrant Exercises and Preferred Stock Conversion.

To the extent that additional authorized shares of common stock are issued in the future, they will decrease our existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The holders of our shares of common stock have no preemptive rights.

Voting

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of shares of common stock do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of shares of common stock have no preemptive rights to purchase shares of common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the shares of common stock.

Dividends

The holders of our shares of common stock are entitled to such dividends as may be declared by our Board of Directors. We have not paid any dividends on our shares of common stock to date. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Preferred Stock

We are currently authorized to issue 10,000,000 blank check shares of preferred stock, $0.001 par value per share with designations, rights and preferences determined from time to time by our Board of Directors. The Charter Amendment will not increase the number of authorized shares of preferred stock.

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Shares of preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

On January 24, 2019 we filed a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State. On January 25, 2019, in connection with the closing under the Securities Exchange Agreement, we issued the one share of Series A Convertible Preferred Stock authorized by the Certificate of Designations. The share of Series A Convertible Preferred Stock has no voting, liquidation or other rights other than the right to convert automatically into shares of our common stock immediately following the filing of the Charter Amendment with the Delaware Secretary of State and the Management Warrant Exercises.

We do not have any current plans, proposals or arrangements, written or otherwise, to create or issue any additional shares of preferred stock using the “blank check” authority afforded our Board of Directors by our Certificate of Incorporation. However, our Board of Directors believes that this authority is beneficial because it provides us with increased flexibility in pursuit of equity financing. Having authorized “blank check” preferred stock permits us to issue preferred stock for purposes that may be identified in the future, including (i) to raise additional capital or (ii) to engage in a range of investment and strategic opportunities through equity financings. The shares of preferred stock permit our Board of Directors to undertake the foregoing actions on an expedited basis, without the delay and expense ordinarily attendant on obtaining further shareholder approvals. In addition, our Board of Directors believes that the having authorized “blank check” preferred stock improves our ability to attract needed investment capital, as various series of the preferred stock may be customized to meet the needs of any particular transaction or market conditions. “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital. In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in shares of common stock.

The issuance of additional preferred stock could affect the relative rights of the holders of our shares of common stock. Depending on the exact powers, preferences and rights, if any, of the preferred stock as determined by our Board of Directors at the time of issuance, the voting power and economic interest of the holders of our shares of common stock may be diluted. For example, the holders of preferred stock may be entitled to (i) certain preferences over the holders of our shares of common stock with respect to dividends or the power to approve the declaration of a dividend, (ii) in the event of liquidation of our company, receive a certain amount per share of their preferred stock before the holders of our shares of common stock receive any distribution, (iii) rights to convert their preferred stock into shares of common stock, and (iv) voting rights which would tend to dilute the voting rights of the holders of our shares of common stock. The aforementioned are only examples of how additional shares of our preferred stock, if issued, could result in:

●	Reduction of the amount of funds otherwise available for payment of dividends on our shares of common stock;

●	Restrictions on dividends on our shares of common stock;

●	Dilution of the voting power of our shares of common stock; and

●	Restrictions on the rights of holders of our shares of common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

Possible Anti-Takeover Effects of the Proposed Increase in Authorized Capital Stock

The increase in authorized capital with respect to the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. Authorized and unissued shares of common stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

Our Board of Directors acknowledges that the issuance of additional preferred stock may have the effect of discouraging or thwarting persons seeking to take control of us through a corporation transaction, tender offer or a proxy fight or otherwise seeking to bring about the removal of our incumbent management. Because the authorization of “blank check” preferred stock could be used by our Board of Directors for the adoption of a shareholder rights plan or “poison pill,” the preferred stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of us through the acquisition of a substantial numbers of shares of common stock.

While the Charter Amendment may have anti-takeover ramifications, our Board of Directors believes that the reasons for such the Charter Amendment set forth above outweigh any disadvantages. To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire our company to negotiate directly with the Board of Directors, enabling the Board of Directors to consider the proposed transaction in a manner that best serves our stockholders’ interests. The Charter Amendment has not been made in response to, and is not being presented to deter, any effort to obtain control of us.

No Dissenters’ Rights

Under the DGCL and our Certificate of Incorporation, holders of our voting securities are not entitled to any rights of appraisal or similar rights of dissenters with respect to the Charter Amendment.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report (our “Annual Report”) on Form 10-K for the year ended December 31, 2017, are incorporated herein by reference.

Our unaudited condensed consolidated interim financial statements and accompanying notes filed with our Quarterly Reports on Form 10-Q (our “Quarterly Report”) for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, are incorporated herein by reference.

Item 7 of Part II of our Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Item 2 of Part II of our Quarterly Reports “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock, our only outstanding class of voting stock, known by us as of February 11, 2019, by:

●	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Unless otherwise noted, the address of each person below is c/o LifeApps Brands, Inc., 2435 Dixie Highway, Wilton, FL 33305.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Beneficial Owners

Maxim Partners, LLC 402 Lexington Avenue New York, NY 10174	120,959,996 shares, direct	(3)	45.08%
Robert Gayman	15,180,020 shares, direct	(4)	5.66%

Directors and Executive Officers

Robert A. Blair	2,000,000 shares, direct		0.75%
Brian Neal	50,500,000 shares, direct	(5)	18.82%
Lawrence P. Roan	9,654,525 shares, direct		3.60%

All directors and executive officers as a group (3 persons)	62,154,525	(4)(5)	23.16%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). For this purpose, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) the power to vote, or to direct the voting of, such security and/or (b) the power to dispose, or to direct the disposition of, such security. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 6, 2019, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)	Percentages based upon 268,342,922 shares of common stock outstanding as of February 11, 2019.

(3)	Excludes shares of common stock in an as yet indeterminable amount automatically issuable pursuant to the automatic conversion of the outstanding share of Series A Convertible Preferred Stock immediately following the filing of the Charter Amendment and the Management Warrant Exercises. The Management Warrants are held by Brian Neal, our President, and Robert Gayman, our Executive Management Consultant, and were issued in connection with the cancellation of an aggregate of $348,312 in compensation and interest due by us to Brian Neal, Robert Gayman and Robert A. Blair, our Chief Executive Officer and Chief Financial Officer, through and including December 31, 2018. The Management Warrants are automatically exercisable for shares of our restricted common stock following the filing of the Charter Amendment at an exercise price equal to a 10% discount to the volume weighted average price for our common stock during the three trading days ending on the seventh trading day following January 31, 2019, the date on which we filed a Current Report on Form 8-K disclosing the execution of and closing under the Securities Exchange Agreement. The Series A Convertible Preferred Stock converts, subject to a 49.99% ownership blocker, into the number of shares of our restricted common stock which equals 99.98% of the number of shares issued upon the Management Warrant Exercises.

(4)	Excludes shares of common stock in an as yet indeterminable amount issuable upon the exercise of Management Warrants owned by Mr. Gayman. The Management Warrants owned by Mr. Gayman were issued in connection with the cancellation of an aggregate of $161,629 in compensation and interest due by us to Mr. Gayman through and including December 31, 2018. The Management Warrants are automatically exercisable for shares of our restricted common stock following the filing of the Charter Amendment at an exercise price equal to a 10% discount to the volume weighted average price for our common stock during the three trading days ending on the seventh trading day following January 31, 2019, the date on which we filed a Current Report on Form 8-K disclosing the execution of and closing under the Securities Exchange Agreement.

(5)	Excludes shares of common stock in an as yet indeterminable amount issuable upon the exercise of Management Warrants owned by Mr. Neal. The Management Warrants owned by Mr. Neal were issued in connection with the cancellation of an aggregate of $186,683 in compensation and interest due by us to Mr. Neal and Robert A. Blair through and including December 31, 2018. The Management Warrants are automatically exercisable for shares of our restricted common stock following the filing of the Charter Amendment at an exercise price equal to a 10% discount to the volume weighted average price for our common stock during the three trading days ending on the seventh trading day following January 31, 2019, the date on which we filed a Current Report on Form 8-K disclosing the execution of and closing under the Securities Exchange Agreement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov ) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of these filings, at no cost, by writing LifeApps Brands, Inc. at 2435 Dixie Highway, Wilton, FL 33305 or telephoning the Company at (954) 947-6133. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the Stockholders only for information purposes in connection with the Authorized Share Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

Dated: ______________, 2019	By Order of the Board of Directors,

/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer, Chief Financial
Officer and Director

APPENDIX A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

LIFEAPPS BRANDS, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of LifeApps Brands, Inc., in lieu of a meeting, in accordance with Section 141 of the General Corporation Law of the State of Delaware, a resolution was duly adopted setting forth the proposed amendment of the Certificate of Incorporation (the “Certificate of Incorporation”) of said corporation, declaring said amendment to be advisable and calling for the stockholders of said corporation to approve said amendment by written consent in accordance with 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article Fourth thereof so that, as amended, said Article shall be and read as follows:

FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.001 per share (“Common Stock”) and Preferred Stock, par value $0.001 per share (“Preferred Stock”). The total number of shares of Common Stock that the Corporation shall have authority to issue is one billion (1,000,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000).

The Board of Directors of the Corporation is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the preferred stock in any number of classes or series within such classes and to set all terms of such preferred stock of any class or series, including, without limitation, its powers, preferences, rights, privileges, qualifications, restrictions and/or limitations. The powers, preference, rights, privileges, qualifications, restrictions and limitations of each class or series of the preferred stock, if any, may differ from those of any and all other classes or other series at any time outstanding. Any shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, stockholders of said corporation holding the necessary number of shares as required by statute consented to the said amendment in writing, in lieu of a meeting, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ____ day of _________, 2019.

LifeApps Brands, Inc.

By:
	Name:	Robert A. Blair
	Title:	Chief Executive Officer,
Chief Financial Officer and Director

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